Exhibit 3.114

BY-LAWS

OF

LADSTOCK SECOND CORPORATION

ARTICLE I.

MANAGEMENT

Section 1.01. The Corporation shall be managed and controlled in the United Kingdom.

ARTICLE II.

OFFICES

Section 2.01. The principal office of the Corporation shall be located in the London, England.

Section 2.02. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE III.

MEETINGS OF SHAREHOLDERS

Section 3.01. All meetings of shareholders shall be held at such time and place in the United Kingdom as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 3.02. Annual meetings of stockholders, commencing with the year 1982, shall be held on the third Tuesday of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 11:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meetings, the stockholders shall elect a Board of Directors, and transact any other proper business, notice of which has been given in the notice of the meeting. At each election of directors, every holder of stock entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

Section 3.03. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given in accordance with Section 5.01 to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3.04. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 3.05. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors and shall be called by the President at the request in writing of stockholders owning ten percent (10%) or more of the stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 3.06. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given in accordance with Section 5.01 to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3.07. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3.08. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 3.03 or 3.06, as the case may be, to each stockholder of record entitled to vote at the meeting.

Section 3.09. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 3.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. If a vote is to be taken by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting.

Section 3.11. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

PRESIDING OFFICER

ORDER OF BUSINESS

Section 3.12. (a) Meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice President, or if neither the President nor a Vice President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or in his absence, an

Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

(b)	The order of business shall be as follows:

1.	Call of meeting to order.

2.	Proof of notice of meeting.

3.	Reading of minutes of last previous annual meeting.

4.	Reports of officers.

5.	Reports of committees.

6.	Election of directors.

7.	Miscellaneous business.

ARTICLE IV.

DIRECTORS

Section 4.01. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4.02. All directors of the Corporation shall be residents of the United Kingdom.

Section 4.03. The number of directors of the Corporation which shall constitute the whole Board shall be any number from one through nine as originally determined by the incorporator and thereafter by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4.05, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders of the Corporation.

Section 4.04. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05. Any director may be removed for cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of capital stock entitled to vote at a special meeting of the stockholders called for such purpose. Vacancies in the Board of Directors created by the death, resignation or removal of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors; provided, that if the vacancy is created by the death, resignation or removal of a director designated as such by any person in accordance with an agreement between stockholders pursuant to subsection (c) of section 218 of Delaware General Corporation Law, then if such person shall at the time still be entitled under such agreement to make such a designation, such directors may fill the vacancy as aforesaid only by choosing another designee of such person. If the directors remaining in office shall be unable, by majority vote, to fill such vacancy within sixty days of the occurrence thereof, the President or the Secretary may call a special meeting of the stockholders at which such vacancy shall be filled. Any directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.06. The Board of Directors of the Corporation shall hold meetings, both regular and special, in the United Kingdom. This provision shall not preclude participation in a meeting of the Board of Directors or any committee designated by the Board by means of a conference telephone or similar communications equipment pursuant to Section 4.12.

Section 4.07. The Board of Directors shall meet, as soon as practicable after the annual election of directors, for the purpose of organization and the transaction of other business. No notice of such meeting shall be required. Such organization meeting may, however, be held at any other time in the United Kingdom as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof signed by all the directors.

Section 4.08. Regular meetings of the Board of Directors may be held without notice at such time and at such place in the United Kingdom as shall from time to time be determined by the Board. Any business of the Corporation may be transacted at any such regular meeting. This provision shall not preclude participation in a meeting of the Board of Directors or any committee designated by the Board by means of a conference telephone or similar communications equipment pursuant to Section 4.12.

Section 4.09. Special meetings of the Board may be called by the Secretary, on three days’ notice to each director as provided in Article V, either on the request of the President or on the written request of two directors.

Section 4.10. At all meetings of the Board one-third of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at the meeting shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee, as the case may be.

Section 4.12. Members of the Board of Directors or any committee designated by the Board pursuant to Section 4.13,

may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 4.13. The Board of Directors may, by resolution passed by the affirmative vote of a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may by like vote designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-laws of the Corporation, or declaring a dividend or authorizing the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION

Section 4.15. Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

ARTICLE V.

NOTICES

Section 5.01. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director, or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail of the United States or United Kingdom, as the case may be. Notice to directors may also be given by telegram or cable.

Section 5.02. Whenever any notice is required to be given under the provisions of applicable law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance in person or by proxy of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting and does so object at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any director attending a meeting of the Board of Directors without protesting, prior to the meeting or at its commencement, any lack of notice shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VI.

OFFICERS

Section 6.01. The Board of Directors at its initial meeting, and thereafter at its first meeting after each meeting of stockholders at which directors are elected, shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall hold office until the first meeting of the Board after the next annual meeting of the stockholders and until his successor is elected and qualified. At any time, the Board of Directors may also appoint a Comptroller, one or more Assistant Secretaries, Assistant Treasurers, Assistant Comptrollers, and such other officers and agents as in its judgment the business of the Corporation may require and who shall perform such duties as the Board shall from time to time determine. No officer of the Corporation need be a member of the Board of Directors. Two or more offices may be held by the same person.

Section 6.02. All officers of the Corporation except Assistant Secretaries and Assistant Treasurers shall be residents of the United Kingdom.

Section 6.03. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors except to the extent such power shall be delegated, by resolution of the Board, to a committee of directors or to the President.

Section 6.04. Any officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board of Directors in its sole discretion. Any vacancy occurring in any office of the Corporation may be filled at any time by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 6.05. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

THE PRESIDENT

Section 6.06. The President shall be the chief executive officer of the Corporation, and may also be referred to as the Chairman. Subject to the authority of the Board of Directors, the President shall have general and active charge, control and supervision of all its business and affairs. The President shall preside at all meetings of the stockholders at which he is present. The President shall perform such other duties as the Board may from time to time prescribe.

Section 6.07. The President shall have general authority to execute bills, notes, checks, drafts and other instruments for the payment of money, bonds, debentures, deeds, mortgages and other contracts in the name and on behalf of the Corporation, except where any such documents are required by law to be otherwise executed; provided, however, that authority to execute any such documents in the name and on behalf of the Corporation may also be delegated by resolution of the Board of Directors to any other officer or agent of the Corporation.

THE VICE PRESIDENTS

Section 6.08. The several Vice Presidents may be designated by such title or titles and in such order of seniority as the Board of Directors may determine, and may also be referred to as the several Deputy Chairmen. They shall perform such duties and exercise such powers as the Board of Directors, or the President, may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 6.09. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of all such meetings in a book kept for that purpose; perform like duties for the standing committees when required; keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable; and perform such other duties as may be prescribed from time to time by the Board of Directors, or the President, under whose supervision he shall be. He, or an Assistant Secretary, shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 6.10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall perform such duties and exercise such powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 6.11. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President, shall render to the President and to the Board, whenever the President or the Board shall require, an account of all his transactions as Treasurer. The Treasurer shall give such bonds for the faithful performance of his duties as the Board of Directors may prescribe.

Section 6.12. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall perform such duties and exercise such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.

THE COMPTROLLER AND ASSISTANT COMPTROLLERS

Section 6.13. The Comptroller shall be the chief auditing and accounting officer of the Corporation and shall have control of and be responsible for all matters pertaining to the accounting policy of the Corporation. He shall continuously examine the affairs of the Corporation, and shall report to the Board of Directors. He shall maintain adequate and complete records of all assets, liabilities and transactions of the Corporation, shall supervise the arrangement and classification of such records, and shall supervise the accounting and auditing practices of the Corporation. He shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments and divisions. He shall have the power to make and sign all reports required by law to be made, published or filed by the Corporation, or on its behalf, with any public officer, or in any manner, in any jurisdiction.

Section 6.14. The Assistant Comptroller, or if there shall be more than one, the Assistant Comptrollers, shall perform such duties and exercise such powers as the Board of Directors, the President or the Comptroller may from time to time prescribe.

ARTICLE VII.

CERTIFICATES OF STOCK

Section 7.01. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Every holder of shares of capital stock of the Corporation shall be entitled to have a certificate in the form approved by the Board of Directors, signed by the President, or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of such shares owned by him.

Section 7.02. Where any such certificate is signed either by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any such officer who has signed, or whose facsimile signature has been used on, any such certificate shall cease to be such officer, whether because of resignation, removal or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of such delivery.

LOST CERTIFICATES

Section 7.03. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation which the Board of Directors, or any officer or officers authorized as aforesaid, determines is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Board.

TRANSFERS OF STOCK

Section 7.04. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the proper officers of the Corporation or of the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 7.05. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7.06. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

CLASSES OF STOCK

Section 7.07. The Corporation may issue one or more clases of stock or one or more series of stock within any class thereof, any or all of which classes may be of stock with par value or stock without par value and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation. The power to increase or decrease or otherwise adjust the capital stock as provided herein shall apply to all or any such classes of stock.

ARTICLE VIII.

GENERAL PROVISIONS

DIVIDENDS

Section 8.01. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the applicable provisions, if any, of the Certificate of Incorporation.

Section 8.02. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FISCAL YEAR

Section 8.03. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

DEPOSITS

Section 8.04. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation. All checks and drafts on the Corporation’s bank accounts and all other instruments for the payment of money shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

VOTING SECURITIES HELD BY THE CORPORATION

Section 8.05. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders or other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

SEAL

Section 8.06. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX.

INDEMNIFICATION

Section 9.01. Any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X.

AMENDMENTS

Section 10.01. These By-Laws may be amended or repealed by the affirmative vote of a majority of the stockholders entitled to vote thereon or a majority of the directors then in office at any regular meeting of the stockholders or of the Board of Directors, respectively, or at any special meeting of the stockholders or of the Board of Directors, respectively, if notice of such proposed alteration or repeal shall be contained in the notice of such meeting. The stockholders may determine by majority vote that any action taken by them with respect to adoption, amendment or repeal of any part of these By-Laws shall not be subject to subsequent amendment or repeal by the Board of Directors, provided that any such determination shall be set forth in the appropriate place in the text of these By-Laws.